                                                                    EXHIBIT 25.2

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

            800 Nicollet Mall
         Minneapolis, Minnesota                                     55402
-----------------------------------------                         ----------
(Address of principal executive offices)                          (Zip Code)


                                 Susan Freedman
                         U.S. Bank National Association
                               One Federal Street
                                Boston, MA 02110
                                 (617) 603-6562
            (Name, address and telephone number of agent for service)

                             Amkor Technology, Inc.
                     (Issuer with respect to the Securities)

             Delaware                                  23-1722724
----------------------------------          -----------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

      1900 South Price Road
           Chandler, AZ                                  85248
------------------------------------------             ----------
  (Address of Principal Executive Offices)             (Zip Code)

                      CONVERTIBLE SENIOR SUBORDINATED NOTES
                       (TITLE OF THE INDENTURE SECURITIES)

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

                                    FORM T-1

ITEM 1. GENERAL INFORMATION.  Furnish the following information as to the
            Trustee.

      a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency
                 Washington, D.C.

      b)    Whether it is authorized to exercise corporate trust powers.

                 Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None

ITEMS 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

      1.    A copy of the Articles of Association of the Trustee.*

      2. A copy of the certificate of authority of the Trustee to commence business.*

      3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

      4.    A copy of the existing bylaws of the Trustee.*

      5.    A copy of each Indenture referred to in Item 4. Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

      7. Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*     Incorporated by reference to Registration Number 333-67188.

                                      NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 5th of May, 2006.

                                              U.S. BANK NATIONAL ASSOCIATION

                                              By: /s/ Susan Freedman
                                                  ----------------------
                                                  Susan Freedman
                                                  Vice President

By: /s/ Marie A. Hattinger
    --------------------------
     Marie A. Hattinger
     Vice President

                                    EXHIBIT 6

                                     CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  May 6, 2006

                                               U.S. BANK NATIONAL ASSOCIATION

                                               By: /s/ Susan Freedman
                                                   ----------------------------
                                                   Susan Freedman
                                                   Vice President

By: /s/ Marie A. Hattinger
    --------------------------
      Marie A. Hattinger
      Vice President

                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                AS OF 12/31/2005

                                    ($000'S)

                                                    12/31/2005
                                                   ------------
ASSETS
      Cash and Due From Depository Institutions    $  8,000,884
      Securities                                     39,572,460
      Federal Funds                                   3,106,359
      Loans & Lease Financing Receivables           134,097,750
      Fixed Assets                                    1,759,753
      Intangible Assets                              11,264,248
      Other Assets                                   11,065,956
                                                   ------------
      TOTAL ASSETS                                 $208,867,410

LIABILITIES
      Deposits                                     $135,603,591
      Fed Funds                                      13,987,126
      Treasury Demand Notes                                   0
      Trading Liabilities                               186,413
      Other Borrowed Money                           24,865,833
      Acceptances                                        60,785
      Subordinated Notes and Debentures               6,606,929
      Other Liabilities                               6,323,045
                                                   ------------
      TOTAL LIABILITIES                            $187,633,722

EQUITY
      Minority Interest in Subsidiaries            $  1,025,113
      Common and Preferred Stock                         18,200
      Surplus                                        11,804,040
      Undivided Profits                               8,386,335
                                                   ------------
           TOTAL EQUITY CAPITAL                    $ 21,233,688

TOTAL LIABILITIES AND EQUITY CAPITAL               $208,867,410

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By: /s/Susan Freedman
    -------------------------
      Susan Freedman
      Vice President

Date:  May 6, 2006

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